RULE 10f-3 REPORT FORM Record Of Securities
Purchased
Under The Trust's Rule 10f-3 Procedures
1.		Name of Portfolio: Neuberger Berman Advisers
Management Trust Partners Portfolio
2.		Name of Issuer: Principal Financial Group, Inc.
3.		Date of Purchase: October 22, 2001
4.		Underwriter from whom purchased: Goldman, Sachs &
Co.
5.		"Affiliated Underwriter" managing or participating
in underwriting syndicate:  Neuberger Berman, LLC
6.		Is a list of the underwriting syndicate's members
attached?			     Yes X             No  _____


7.		Aggregate principal amount of purchase by all
investment companies advised by the


		Adviser or Subadviser: 744,800
8.		Aggregate principal amount of offering:
100,000,000
9.		Purchase price (net of fees and expenses): $18.50
10.  Date offering commenced: October 22, 2001
11.  Offering price at close of first day on which any sales were made: $18.50
12.  Commission, spread or profit: 4.35 %
$0.805/ share
13.  Have the following conditions been satisfied?
Yes				No
a.		The securities are:
	part   of	an  issue  registered   under   the
				Securities  Act of 1933 which is being
offered  X
____


				to the public;
____	____
				Eligible Municipal Securities;
____	____
				sold in an Eligible Foreign Offering; or
____	____
							sold  in  an Eligible
Rule


144A
							offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


								Yes No b.
	(1) The securities were purchased prior to the end
		of the first day on which any sales were made, at a
		price  that is not more than the price paid by


each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); X
____
	OR
	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities
were purchased on or before the fourth day preceding the   ____
____ day on which the rights offering terminates?
c.	The underwriting was a firm commitment
underwriting?       X     ____
d.	The  commission, spread or profit was reasonable
and fair
in	relation  to  that  being  received  by  others
for
underwriting  similar securities during the  same period
(see  Attachment for comparison of spread with comparable  X
	____
recent offerings)?
e.	The   issuer  of  the  securities,  except  for
Eligible
Municipal Securities, and its predecessors have  been in  X	____
continuous operation for not less than three years?
f.	(1)   The amount of the securities, other than
those sold
in  an Eligible Rule 144A Offering (see below), purchased
by all of the investment companies advised by the Adviser
did  not  exceed  25%  of  the principal  amount  of the  X	____
offering; OR
	(2)   If  the securities purchased were sold  in an
Eligible  Rule  144A Offering, the  amount  of such
securities   purchased  by  all  of  the investment
companies  advised by the Adviser or Subadviser  did not
exceed 25% of the total of:
(i)  The  principal amount of the offering  of such class
sold by underwriters or members of  the
selling  syndicate  to qualified  institutional  ____ ____
	buyers, as defined in Rule 144A(a)(1), plus
(ii) The  principal amount of the offering  of  such
class in any concurrent public offering?
g.		 (1)      No affiliated underwriter of the
Trust was
a   direct   or   indirect  participant	 in
or	X	 ____
beneficiary of the sale; OR
(2)    With  respect  to  the purchase  of
Eligible
Municipal   Securities,  such   purchase   was
not   ____  ____
designated as a group sale or otherwise allocated to


	the account of an affiliated underwriter?
		Yes     No
h.	Information  has  or  will  be  timely  supplied
to  the
appropriate  officer of the Trust for  inclusion  on
SEC
Form N-SAR and quarterly reports to the Trustees?
X	____
Approved:                              Date: October 30, 2001




RULE 10f-3 ? REPORT FORM
Additional information for paragraph (b) -- commission or spread
-- comparable recent offering:

		COMPARISON #1		COMPARISON #2	COMPARISON
#3

Security	Principal			Community Health	Exult Inc.
		Financial Grp., Inc.	Systems Inc.

Date Offered	10/22/2001		10/9/2001		7/31/2001

Price			$18.50		$26.80		$13.34

Spread ($)		$0.81			$1.20			$0.68

Spread (%)		4.35%			4.48%			5.10%

Security Type	Comm			Comm			Comm

Rating/Quality	N/A			N/A			N/A

Size of Issue	100,000,000		12,000,000		12,000,000

Total
Capitalization	$6,671,100,000	$2,638,898,555 $1,339,563,100





Note: Minimum of two comparisons must be completed for each purchase.